UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2011

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9317	04-6558834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

FOR EXAMPLE, THIS CURRENT REPORT ON FORM 8-K DISCUSSES THE INTEREST TO BE PAID ON DRAWINGS UNDER OUR AMENDED TERM LOAN. HOWEVER, ACTUAL ANNUAL COSTS UNDER OUR AMENDED TERM LOAN WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH OUR AMENDED TERM LOAN.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2011, CommonWealth REIT, or we or us, amended our term loan, or the term loan, with Wells Fargo Bank, National Association, and a syndicate of other lenders.

Prior to the amendment, the term loan had an outstanding principal balance of $400 million and a stated maturity date of December 15, 2015.  As a result of this amendment, the outstanding principal balance of the term loan was increased from $400 million to $557 million, and the stated maturity date of $500 million of the amended principal balance, or the extended term loan, was extended to December 15, 2016.  In connection with the amendment, we agreed to repay, without penalty, in December 2012 the $57 million aggregate portion of term loan held by three lenders that did not agree to the extension.

In addition, the interest rate on the extended term loan was reduced from LIBOR plus a margin of 2.00% to LIBOR plus a margin of 1.50%.  This margin continues to be subject to adjustment based on changes to our senior unsecured debt ratings.  Certain other provisions of our term loan were also modified, including the elimination of the prepayment premium that had been applicable to payments, if any, on the extended term loan made prior to December 15, 2012.

Borrowings under the term loan are unsecured and are guaranteed by most of our subsidiaries. The proceeds under the term loan are available for general business purposes, including acquisitions. The term loan provides for acceleration of payment of all amounts payable upon the occurrence and continuation of certain events of default, including a change of control of us.  The term loan contains a number of covenants that restrict our ability to incur debts in excess of calculated amounts, restrict our ability to make distributions under certain circumstances and generally require us to maintain certain financial ratios.

The foregoing description of the term loan, as amended, is not complete and is subject to and qualified in its entirety by reference to the term loan, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K dated December 17, 2010, and the first amendment to the term loan, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the term loan, as amended, under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1                           First Amendment to Term Loan Agreement, dated as of October 26, 2011, among CommonWealth REIT, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Dated:  October 26, 2011